UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2022 (December 2, 2022)

REVOLUTION HEALTHCARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40190	86-1403778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 University Road, Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

(617) 234-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
SAILSM (Stakeholder Aligned Initial Listing) securities, each consisting of one share of Class A common Stock, $0.0001 par value, and one-fifth of one redeemable warrant to acquire one share of Class A Common Stock	REVHU	The Nasdaq Stock Market LLC
Class A Common Stock included as part of the SAILSM securities	REVH	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the SAILSM securities, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	REVHW	The Nasdaq Stock Market LLC

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03 to the extent required herein. A copy of Revolution Healthcare Acquisition Corp., a Delaware corporation (the “Company”) certificate of amendment to its Charter (as defined below) is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference, and the foregoing description of such certificate of amendment is qualified in its entirety by reference thereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 2, 2022, the Company held a Special Meeting of Stockholders (the “Special Meeting”). Holders of 44,391,454 shares of the Company’s Common Stock, par value 0.0001 per share, which represented approximately 76.8% of the shares of the Company’s Common Stock outstanding and entitled to vote as of the record date of October 28, 2022, were represented in person or by proxy at the Special Meeting.

At the Special Meeting, stockholders voted on the following proposals, which are described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 7, 2022. The number of votes cast for and against, as well as the number of abstentions with respect to, the proposals voted upon at the Special Meeting are set forth below.

Proposal 1 - The Charter Amendment Proposal - to amend, in the Company’s charter (the “Charter”) the date by which the Company must cease its operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”), and redeem all of the shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), included as part of the units sold in the Company’s initial public offering that was completed on March 22, 2021 (the “IPO”), from March 22, 2023 (the “Original Termination Date”) to December 2, 2022, the date of the Special Meeting (the “Amended Termination Date”). Stockholders voted as follows:

For:	44,363,975
Against:	22,042
Abstain:	4,437

Accordingly, the Charter Amendment was approved.

Proposal 2 - The Trust Amendment Proposal - to amend the Investment Management Trust Agreement, dated March 17, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee (“Continental”), pursuant to an amendment to the Trust Agreement in the form set forth in Annex B of the accompanying Proxy Statement (the “Trust Amendment” and together with the Charter Amendment, the “Amendments”), to change the date on which Continental must commence liquidation of the trust account established in connection with the IPO (the “Trust Account”) to the Amended Termination Date. Stockholders voted as follows:

For:	44,361,079
Against:	23,947
Abstain:	6,428

Accordingly, the Trust Amendment was approved.

Proposal 3 - The Adjournment Proposal - to approve the adjournment of the Special Meeting, if necessary, from time to time to solicit additional proxies in favor of the Amendment Proposals or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate. Because there was no need to adjourn the Special Meeting, proposal 3 was not voted upon.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Revolution Healthcare Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2022

Revolution Healthcare Acquisition Corp.

By:	/s/ Mark McDonnell
Name:	Mark McDonnell
Title:	Chief Financial Officer